Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 2007 relating to the financial statements of Sims Group Limited for the year ended June 30, 2007, which appears in the Sims Group Limited’s Registration Statement on Form F-4 (File No. 333-147659). We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
Sydney, Australia
March 12, 2008